RE-ORGANIZATION AGREEMENT

THIS RE-ORGANIZATION AGREEMENT (the “Agreement”) is effective as of January 12, 2010.

BETWEEN:

Shawn Englmann (“Englmann”)
24442 – 112th Avenue,
Maple Ridge, BC, V3E 1H5

AND

Belvedere Resources Corporation (the “Company”)
24442 – 112th Avenue,
Maple Ridge, BC, V3E 1H5

WHEREAS:

A.	Englmann is the sole officer and director and a majority shareholder of the Company;

B.	The Company and Englmann are aware of a pending acquisition of 60,000,000 shares of the Company’s common stock by a third party (the “Acquisition”);

C.
The Acquisition will result in a change of control of the Company and it is expected that a re-organization, including a 10 for 1 reverse split, will occur shortly after the Acquisition (the “Re-Organization”); and

D.	Englmann has agreed to various conditions, including his resignation as a director and officer of the Company, in order to effect the Re-Organization and expected reverse merger transaction.

NOW THEREFORE the parties hereby agree as follows:

1. Reverse Split

1.1 The Company anticipates a consolidation of the Company’s common stock, but will not effect a consolidation, or reverse split, at any ratio in excess of 10 to 1 (the “Consolidation”) for a period of one year following the Effective Date.

2. Lockup

2.1 Englmann hereby agrees that he will not, directly or indirectly for a period of 12 months from the Effective Date (the “Term”), offer or sell more than 10,000 post-split shares of the Company’s common stock, including shares of the Company’s common stock acquired through exercise of the Option, on any given day through a brokerage on any public market, including the OTC Bulletin Board. The amount of shares available for sale on any given day is not cumulative and under no circumstance may Englmann sell more than 10,000 shares of the Company’s common stock on any given day during the Term through the facilities of a broker.  Further, Englmann will provide the Company at least one hour of notice prior to placing any offer of shares of the Company’s common stock.

2.2 Englmann is allowed to offer or sell or otherwise dispose of or transfer any number of shares of the Company’s common stock in his possession during the Term in a private transaction as long as the transferee provides written agreement that he or she or it will be bound by the terms of this Agreement.

2.3 Englmann agrees to provide, upon request from the Company, online access to the records of any brokerage account through which he holds, has sold or acquired shares of the Company.    Further, Englmann agrees to provide monthly statements to the Company for all brokerage accounts in which he has deposited stock of the Company.

3. Option

3.1 Englmann is granted an option to acquire 450,000 post-split shares of the Company’s common stock, at $0.00001 per share for a period of 6 months from the date of this Agreement (the “Option”) pursuant to the terms of the Option Agreement attached hereto as Exhibit “A”.

4. Registration Rights

4.1 The Company agrees that up to 450,000 post-split shares of the Company’s common stock (or such greater number of shares as may be provided for after giving effect to non-dilution provisions under the terms of the Option) held by Englmann shall be registered for re-sale with the US Securities and Exchange Commission within 6 months of the date of this Agreement.

4.2 Notwithstanding Section 4.1 herein, a maximum of 450,000 post-split shares of the Company’s common stock (or such greater number of shares as may be provided for after giving effect to non-dilution provisions under the terms of the Option) held by Englmann are entitled to “piggyback” registration rights on all registration statements filed by the Company.

5. Shareholder Loan

5.1 Englmann represents that the Company owes him no more than $70,000, forwarded as a shareholder loan which bore no interest and had no repayment terms, as of the date of this Agreement (the “Shareholder Loan”). The Company shall execute and deliver a promissory note in the form attached hereto as Exhibit “B” (the “Promissory Note”) which shall govern such Shareholder Loan.

5.2 The Shareholder Loan shall continue to accrue no interest and shall be repaid no later than June 30, 2010 (the “Due Date”) after which the Shareholder Loan shall be payable upon demand and shall bear interest at the rate of 1% per month, calculated and payable monthly in advance from the Due Date until the date of actual payment.

6. Resignation

6.1 Englmann agrees to resign as the Company’s officer and director after the anticipated Consolidation is effected and before his resignation will approve the appointment of certain directors and officers as recommended by the purchaser in the Acquisition.  Englmann’s resignation will be subject to suitable agreements being entered into by key management.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first written above.

Belvedere Resources Corporation

/s/ Shawn Englmann
Per: Authorized Signatory

Shawn Englmann

/s/ Shawn Englmann

EXHIBIT A

Option Agreement

THIS OPTION AGREEMENT (the "Option Agreement") is entered into on January 12, 2010.

BETWEEN:

Shawn Englmann (“Optionee”)
24442 – 112th Avenue,
Maple Ridge, BC, V3E 1H5

AND

Belvedere Resources Corporation (the “Company”)
24442 – 112th Avenue,
Maple Ridge, BC, V3E 1H5

WHEREAS:

A. The Company anticipates a consolidation, or reverse split, of its common stock on a basis of 10 to 1 (the “Consolidation”);

B. The Company has entered in a Re-Organization Agreement dated January 12, 2010 with the Optionee (the "Re-Organization Agreement"); and

C. In accordance with the provisions of the Consulting Agreement, the Company has authorized the grant of options to the Optionee based on shares of the Company’s common stock following the Consolidation.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1. Grant of Option.  The Company will issue to the Optionee the right and option, to purchase a total of 450,000 post-split shares of the Company’s common stock at a price of US $0.00001 per share immediately upon the signing of this Option Agreement (the “Options”).

Non Dilution Clause.  The Company anticipates that it will issue no more than 61,000,000 post-split shares during the term of this Agreement.  If the Company issues more than 61,000,000 post-split shares, then the Company shall grant to the Optionee the option to purchase up to 2% of any shares issued in excess of 61,000,000 shares at the same price per share that such shares are being issued at (the “Non Dilution Options”).

2. Term.  The Options and the Non Dilution Options are available for exercise for a term of 12 months following the date of this Option Agreement (the “Term”).

3. Non-transferability.  The Options and the Non Dilution Options shall not be transferable except to the Optionee’s estate, and the Options and the Non Dilution Options may be exercised during the lifetime of the Optionee, only by the Optionee, or thereafter by its estate. More particularly, but without limiting the generality of the foregoing, the Options and the Non Dilution Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options and the Non Dilution Options contrary to these provisions, and the levy of any execution, attachment or similar process on the Options and the Non Dilution Options, shall be null and void.

4. Optionee.  In consideration of the granting of the Options and the Non Dilution Options, and regardless of whether or not the Options and the Non Dilution Options shall be exercised, the Optionee will devote the agreed upon time, energy and skill to the service of the Company or one or more of its subsidiaries in accordance with the Management Agreement.

5.Method of Exercising Option.

Subject to the terms and conditions of this Agreement, the Optionee may exercise the Options and the Non Dilution Options by sending a written notice to the Company, mailed or personally delivered to the Company.  Such notice shall state the election to exercise the Options and the Non Dilution Options and the number of shares in respect of which it is being exercised, and shall be signed by the Optionee. The notice shall be accompanied by payment of the full exercise price of the shares by certified cheque, bank draft or money order unless the Options and the Non Dilution Options are exercised on a cashless basis. The Company shall issue for the Optionee’s collection, a certificate or certificates representing the shares within 14 days after receiving the notice.  Upon exercising the Options and the Non Dilution Options, the Optionee may be required by the Company to make certain representations so that the issuance of shares pursuant to the Options and the Non Dilution Options will fall within exemptions from securities regulations.

The certificate or certificates for the shares as to which the Options and the Non Dilution Options shall have been exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or on the written order of the Optionee.  All shares that shall be purchased on the exercise of the Options and the Non Dilution Options as provided in this Agreement shall be fully paid and non-assessable.  The certificates representing any shares issued upon exercise of the Options and the Non Dilution Options may contain a restrictive legend.

The Options may be exercised at a price of US $0.00001 per share and the Non Dilution Options may be exercised at the price described above (the “Purchase Price”).

6.Changes in Capital Structure.  The amount of shares available for exercise pursuant to this Option Agreement shall remain the same regardless of any changes in capital structure, including the Consolidation.

7.Reservation of Shares to Satisfy Option.  The Company shall at all times during the term of the Options and the Non Dilution Options reserve and keep available such number of common shares as will be sufficient to satisfy the requirements of this Agreement.

8.Representations of the Optionee

(a) The Optionee understands and acknowledges that (a) the Options and the Non Dilution Options are being offered without a prospectus pursuant  to the exemptions from registration found in Regulation S of the  Securities  Act of 1993,  as  amended  (the  "Securities  Act"), (b) the Optionee has reviewed the confidential business plan of the Company or such other  material  documents  of the Company as the  Optionee  has deemed necessary or  appropriate  for purposes of purchasing the Options and the Non Dilution Options, including this subscription agreement (collectively, the "Offering Documents"); and (c) this transaction has not been  reviewed or  approved by the United  States  Securities  and  Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

(b) The Optionee either (i) has a preexisting personal or business  relationship with the Company or its controlling  persons, such as would enable a reasonably prudent Optionee to be aware of the character and  general  business  and  financial  circumstances  of  the  Company  or  its controlling  persons,  or (ii) by reason of the Optionee's business or financial experience,  individually  or in conjunction  with the  Optionee's  unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company,  directly or indirectly,  is capable of evaluating the  merits  and  risks of an  investment  in the  Options and the Non Dilution Options,  making  an  informed investment  decision and  protecting  the Optionee's own interests in connection with the transactions contemplated hereby.

(c) The Optionee  understands and has fully  considered for purposes of this investment the risks of this  investment and  understands  that (i) this  investment  is suitable  only for an Optionee  who is able to bear the economic  consequences  of losing the  Optionee's  entire  investment;  (ii) the Company is a start-up  enterprise with no significant  operating history;  (iii) the purchase of the Options and the Non Dilution Options is a  speculative  investment  which  involves a high degree of risk of loss by the Optionee of the Optionee's entire investment,  and (iv) there are substantial restrictions on the  transferability  of, and there will be no public market for, the Options and the Non Dilution Options, and  accordingly,  it may not be  possible  for the  Optionee to  liquidate  the Optionee's investment in the Options and the Non Dilution Options.

(d) The Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Options and the Non Dilution Options for an indefinite period of time, and (iii) to afford a complete loss of the Optionee's investment; and represents that the Optionee has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Optionee's ability to provide for the Optionee's current needs and possible financial contingencies.

(e) The Optionee, in making the Optionee's decision to acquire the Options and the Non Dilution Options, has relied solely upon independent  investigations  made by the Optionee and the  representations and warranties of the Company contained herein and the  Optionee  has been given (i)  access to all  material  books and records of the Company;  (ii) access to all  material  contracts  and  documents relating to this offering;  and (iii) an opportunity to ask questions of, and to receive  answers  from,  the  appropriate  executive  officers and other persons acting  on  behalf  of the  Company  concerning  the  Company  and the terms and conditions of this offering,  and to obtain any additional  information,  to the extent  such  persons  possess  such  information  or  can  acquire  it  without unreasonable  effort  or  expense,  necessary  to  verify  the  accuracy  of the information.  The Optionee acknowledges that no valid  request to the Company by the  Optionee  for  information  of any kind about  the  Company  has been  refused  or  denied  by the  Company  or  remains unfulfilled as of the date thereof.

(f) The Optionee has carefully considered this Option Agreement. In evaluating the suitability of an investment in the Company, the Optionee has not relied upon any representations or other information (whether oral or written) other than as set forth in this agreement or as contained in any documents or answers to questions furnished by the Company.

(g) All of the information set forth on the cover page of this Agreement indicated as applicable to the Optionee, is true and correct in all respects.

(h)  The Options and the Non Dilution Options are being acquired by the Optionee solely for the Optionee's own personal  account,  for investment  purposes only, and not with a view to,  or in  connection  with,  any  resale  or  distribution thereof; the Optionee has no contract, undertaking,  understanding, agreement or arrangement,  formal or informal, with any person to sell, transfer or pledge to any  person the Options and the Non Dilution Options for which the  Optionee  hereby  subscribes,  or any part thereof, any interest  therein or any rights  thereto;  the Optionee has no present  plans to enter into any such contract,  undertaking,  agreement or  arrangement;  and the Optionee understands the legal consequences of the foregoing representations and warranties  to mean  that  the  Optionee  must  bear  the  economic  risk of the investment  for an  indefinite  period of time  because the Options and the Non Dilution Options have not been registered  under the Securities Act and applicable  state  securities laws and, therefore,  cannot be sold unless  they are  subsequently  registered  under the Securities Act and applicable  state  securities  laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

(i) The Optionee has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Options and the Non Dilution Options and is not under any obligation to pay any broker's fee or commission in connection with the Optionee's investment.

9.Counterparts.  This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

BELVEDERE RESOURCES CORPORATION Per: /s/ Shawn Englmann Authorized Signatory	/s/ Shawn Englmann Shawn Englmann

EXHIBIT “B”
PROMISSORY NOTE

$70,000 January 12, 2010

TO: Shawn Englmann

FOR VALUE RECEIVED, the undersigned, Belvedere Resources Corporation (the "Borrower"), of 24442 - 112th Avenue, Maple Ridge, British Columbia, V3E 1H5 HEREBY PROMISES TO PAY ON OR BEFORE JUNE 30, 2010 to the order of Shawn Englmann (the "Lender") at 24442 - 112TH Avenue, Maple Ridge, British Columbia V3E 1H5, the principal sum of $70,000 OR such other amount as may be specified on Exhibit “I” hereto as the principal amount then due and outstanding after giving effect to further advances to or repayments by the Borrower (the “Principal Amount”).  The Principal Amount shall not accrue any interest until June 30, 2010.  If the Principal Amount is not repaid by June 30, 2010, it shall accrue interest at the rate of 1% per month calculated and payable monthly in arrears until all amounts due under this Promissory Note have been repaid.  Interest as aforesaid shall accrue and be payable both before and after demand, before and after default and before and after judgment.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.  Defenses based on and all indulgences and forebearances which may be granted by the holder to any party liable hereon are hereby waived.  Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.  Should interest not be paid when due, it shall thereafter bear interest at the same rate as for principal.

The Principal or any portion thereof may be repaid at any time without notice or bonus and the Lender shall cause such repayment to be duly noted on Exhibit “I” hereto.  If the Principal Amount owing pursuant hereto is repaid in part, the Borrower shall, upon delivery to it of this note, or a note substituted for the note, for cancellation, issue a promissory note in like form representing the amount of principal then outstanding.

SIGNED, SEALED AND DELIVERED by Belvedere Resources Corporation: /s/ Shawn Englmann	Belvedere Resources Corporation
in the presence of:	Per: /s/ Shawn Englmann
(Signature)
Name of Witness

Address of Witness

Occupation of Witness

EXHIBIT “I” TO PROMISSORY NOTE MADE BY
Belvedere Resources Corporation ("BORROWER") IN FAVOUR OF Shawn Englmann ("LENDER")
AND DATED January 12, 2010

Advances and Repayments of Principal

DATE	PRINCIPAL (OPENING)	ADVANCES	REPAYMENTS	PRINCIPAL (CLOSING)	DESCRIPTION	AUTHORIZED SIGNATURE OF BORROWER/ LENDER
January 12, 2010	$	$	nil		Initial Principal Amount